UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2018

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 29, 2017, Norfolk County Retirement System (“Norfolk”), a stockholder of Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect subsidiary of iHeartMedia, Inc. (“iHeartMedia”), filed a derivative lawsuit in the Court of Chancery of the State of Delaware, captioned Norfolk County Retirement System, v. iHeartMedia, Inc., et al., C.A. No. 2017-0930-JRS (the “Norfolk Action”). The complaint names as defendants iHeartMedia, iHeartCommunications, Inc. (“iHeartCommunications”), Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (together, the “Sponsor Entities”), as the private equity sponsors and majority owners of iHeartMedia, and the members of CCOH’s board of directors (the “Delaware Individual Defendants”). CCOH is named as a nominal defendant. Also as previously disclosed, on August 27, 2018, GAMCO Asset Management Inc. (“GAMCO”), a stockholder of CCOH, filed a putative class action lawsuit in the Court of Chancery of the State of Delaware, captioned GAMCO Asset Management, Inc. v. Hendrix, et al., C.A. No. 2018-0633-JRS (the “GAMCO Action” and together with the Norfolk Action, the “Delaware Actions”). The complaint names as defendants the Sponsor Entities and the Delaware Individual Defendants.

On December 16, 2018, CCOH, GAMCO, Norfolk, the Sponsor Entities, iHeartMedia and certain of its debtor affiliates in the iHeartMedia Chapter 11 cases (the “Debtors”), and the Delaware Individual Defendants, through their respective counsel, entered into a settlement agreement (the “Settlement Agreement”) that embodies the terms of (i) a global settlement of all direct or derivative claims by or on behalf of GAMCO and Norfolk, both individually and on behalf of the putative class of public shareholders of CCOH (collectively, the “Settling Plaintiffs”), against the Delaware Individual Defendants, the Sponsor Entities, iHeartCommunications, iHeartMedia, CCOH and the Debtors, and (ii) the separation of CCOH from iHeartMedia (the “Separation”) in accordance with the plan of reorganization (the “iHeartMedia Plan of Reorganization”) filed by iHeartMedia with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) pursuant to Chapter 11 of the Bankruptcy Code.

The Settlement Agreement contemplates that upon the separation of CCOH from iHeartMedia, (i) the cash sweep arrangement under the existing corporate services agreement (the “Corporate Services Agreement”) between CCOH and iHeartCommunications will terminate, (ii) any agreements or licenses requiring royalty payments to iHeartMedia and its debtor affiliates by CCOH for trademarks or other intellectual property will terminate and (iii) a new transition services agreement will supersede and replace the existing Corporate Services Agreement. The Debtors agreed to waive (i) the set-off for the value of the intellectual property transferred, including royalties and (ii) the repayment of the post-petition intercompany balance outstanding in favor of the Debtors as of December 31, 2018. In addition, the Settlement Agreement provides that after the Separation, (i) iHeartCommunications will provide an unsecured revolving line of credit in an aggregate amount not to exceed $200 million to CCOH (or its successor) for a period of no more than three years following the effective date of the iHeartMedia Plan of Reorganization (the “iHeartCommunications Line of Credit”), (ii) iHeartMedia will indemnify CCOH for 50% of certain tax liabilities imposed on CCOH in connection with the Separation on or prior to the third anniversary of the Separation in excess of $5.0 million, with iHeartMedia’s aggregate liability limited to $15.0 million, and (iii) iHeartMedia will reimburse CCOH for one-third of potential costs relating to certain leases between CCOH and third parties in excess of $10.0 million of such costs up to the first $35.0 million of such costs such that iHeartMedia will not bear more than $8.33 million of such costs. The parties agreed that CCOH will recover 14.4% in cash on its allowed claim of $1,031,721,306 under the intercompany note owed by iHeartCommunications to CCOH, and to mutual releases, including a release of all claims that have been asserted, could have been asserted or ever could be asserted with respect to iHeartMedia’s Chapter 11 cases and the Delaware Actions.

The Settlement Agreement contemplates that upon the effective date of the iHeartMedia Plan of Reorganization, the separation of CCOH from iHeartMedia will occur pursuant to the terms of the iHeartMedia Plan of Reorganization, the settlement term sheet dated November 22, 2018 (the “Settlement Term Sheet”) and the forms of separation documents attached as exhibits to the Settlement Agreement, including forms of a settlement and separation agreement, a transition services agreement, a tax matters agreement, a merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of CCOH with and into Clear Channel Holdings, Inc. (“CCH”), its parent company, immediately prior to the Separation, and a revolving loan agreement governing the terms of the iHeartCommunications Line of Credit. The form of Merger Agreement contemplates that in the Merger, the shares of CCOH’s Class A common stock will be converted into an equal number of shares of common stock of CCH, which will be renamed Clear Channel Outdoor Holdings, Inc. (“New CCOH”) and will represent the same percentage of ownership in New CCOH that the Class A common stockholders have in CCOH immediately prior to the Merger. The iHeartMedia Plan of Reorganization contemplates that immediately following the Merger, the New CCOH common stock held by iHeartCommunications will be transferred by iHeartCommunications to certain holders of claims in the iHeartMedia Chapter 11 cases pursuant to the iHeartMedia Plan of Reorganization, and New CCOH will become an independent public company.

A copy of the Settlement Agreement is available on the website of iHeartMedia’s claims agent, Prime Clerk, at https://cases.primeclerk.com/iheartmedia, under docket number 2213. The Settlement Agreement is subject to the approval of the Bankruptcy Court. The Merger and the Separation are subject to numerous conditions, including the effectiveness of a registration statement, the execution of definitive agreements, the vote of CCOH’s principal stockholders and the satisfaction of the conditions to the iHeartMedia Plan of Reorganization and the conditions in the definitive agreements. There can be no assurance regarding the timing of the Merger and the Separation or that the Merger and the Separation will ultimately occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: December 17, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary